REFERRAL AGREEMENT

         This Referral Agreement ("Agreement") is made as of February 26, 1998, by and between U.S. Bank, N.A., a national banking association ("Bank") and Auto Credit Clearinghouse ("ACCH"), a division of National Auto Finance Company, Inc., a Delaware corporation ("NAFI").


                                   WITNESSETH:

A. WHEREAS, ACCH engages in the business of purchasing, securitizing and servicing non-prime motor vehicle retail installment sale contracts originated by automobile dealers and/or banks;

B. WHEREAS, Bank receives credit applications of borrowers from automobile dealers and finances motor vehicle retail installment sale contracts to approved borrowers but generally does not finance non-prime motor vehicle retail installment sale contracts;

B. WHEREAS, Bank desires to introduce ACCH to those Dealers in its trading area for whom Bank provides consumer financing in exchange for a fee based on the number of contracts made by ACCH with respect to the credit applications referred to ACCH by Dealers that Bank refers or introduces to ACCH; and

D. WHEREAS, ACCH desires to receive such referrals and introductions and to pay such fee, all on the terms and conditions provided herein.


         NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


SECTION 1.        DEFINITIONS.
                  -----------

         Each of the following capitalized terms shall have the meaning set forth below for purposes of this Agreement:

                     (a) "ACCH Program" means the program of ACCH by which ACCH or any of its Affiliates solicits and evaluates Applications and provides (or causes to be provided) financing, constituting Referrals hereunder, to Dealers and their customers for the purchase of Motor Vehicles, and the marketing, training and other activities described herein related to such financing, as such program may be modified from time to time by ACCH.

                     (b) "Affiliate" of a specified Person means any other
                  Person who (i) directly or indirectly controls, is controlled by, or is under common control with, such specified Person;
                  (ii) owns or controls either ten percent (10%) or more of the outstanding voting stock or other voting equity or beneficial interests of such specified Person or twenty percent (20%) or more of the value of the total outstanding stock or other equity securities of such specified Person determined on a fully-diluted basis; (iii) is an officer, director, general partner, trustee, manager, administrator, representative or agent or owns or controls ten percent (10%) or more of the outstanding voting interest of such other Person described in clause (i), (ii) or (iii) of this sentence, except that neither Bank (or any of its Affiliates) nor ACCH (or any of its Affiliates) shall be considered an Affiliate of such other party (or the Affiliates of such other party). For purposes of the preceding sentence, "control" of a Person means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of such Person through ownership of voting securities (or other ownership interest), contract, voting trust or otherwise.

                     (c) "Application" means a credit application by a potential purchaser of a Motor Vehicle that is submitted directly to ACCH by a Dealer for financing of such Motor Vehicle.

                     (d) "Business Day" means any day other than Saturday,
                  Sunday or any other day on which national banking associations in the State of Florida generally are closed for commercial banking business.

                     (e) "Contract" means any non-prime Motor Vehicle retail
                  installment sale contract originated by a Dealer.

                     (f) "Dealer" means any Motor Vehicle dealer (1) from whom
                  Bank now or hereafter purchases Contracts or now or hereafter receives Applications, (2) which has entered, or hereafter enters, into a Dealer Agreement with Bank and such Dealer Agreement has not been canceled, expired by its terms, or otherwise terminated and (3) which is approved by ACCH as constituting a "Dealer" under this Agreement and which has signed a Dealer Agreement with ACCH.

                     (g) "Dealer Agreement" means a legally valid and binding
                  written agreement by and between Bank and a Dealer which, among other things, grants to Bank the right to purchase Contracts from such Dealer.

                     (h) "Governmental Authority" means any foreign, federal,
                  state or local government, political subdivision or governmental or regulatory authority, agency, board, commission, instrumentality or court or quasi-governmental authority.

                     (i) "Law" or "Laws" means any or all federal, state or
                  local statutes, laws, codes, ordinances, judicial decisions, proclamations, interpretive releases, regulations, published requirements, orders, judgments, decrees and rules of any Governmental Authority, in each case as amended and in effect from time to time.

                     (j) "Licenses" means all material licenses, permits and
                  other authorizations issued by any Governmental Authority to NAFI or ACCH which are used or useful in, or required for implementation of, the ACCH Program.

                     (k) "Material Adverse Effect" means, with respect to a
                  particular Person, a material adverse change, effect or development (or any change, effect or development that could reasonably have a material adverse effect) on the assets, business, revenues, expenses, operations, condition (financial or otherwise), or prospects or ability to perform under or with respect to the material contracts (including, for the parties hereto, this Agreement) of the specified Person.

                     (l) "Motor Vehicle" means any automobile, sport utility
                  vehicle or light duty truck.

                     (m) " Non-Prime Applications" means those Applications that satisfy, or reasonably appear to satisfy in the good faith determination of a Dealer, the written credit criteria of ACCH which is delivered by ACCH to a Dealer pursuant to this Agreement, as such written credit criteria of ACCH may be modified by ACCH from time to time in accordance with this Agreement.

                     (n) "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority or other entity or organization.

                     (o) "Referral" means any Contract which is actually funded by ACCH with respect to which an Application was referred to ACCH by a Dealer for such Contract.


SECTION 2.        REFERRALS.
                  ---------

         Subject to the terms and conditions set forth in this Agreement, (i) Bank shall encourage its Dealers to refer to ACCH all Non-Prime Applications, as soon as possible after such applications are received by such Dealers, and (ii) ACCH shall pay to Bank the amounts set forth in the attached Referral Fees Payment Schedule, attached hereto as Schedule 1 for each Referral made which is actually closed and funded by ACCH.

         Notwithstanding anything to the contrary set forth in this Agreement, ACCH may in its sole and absolute discretion choose to reject or not accept any particular Application or Referral, and nothing in this Agreement shall be construed to impose any funding requirement on ACCH with respect to any Application or Referral.


SECTION 3.        PURCHASE OF CONTRACTS.
                  ---------------------

         The parties hereto intend that all Contracts purchased with respect to a Referral shall be made by ACCH and purchased directly by ACCH from the Dealers or the Dealers' customers, as the case may be, and shall not be refinanced or purchased from Bank or any of its Affiliates, or in any way be characterized as being refinanced or purchased from Bank or any of its Affiliates, unless otherwise authorized by ACCH.

SECTION 4.        NO RECOURSE.
                  -----------

         All Referrals and any Contracts purchased by ACCH or any of its Affiliates shall be without recourse to Bank or any of its Affiliates, and Bank and its Affiliates shall not have any obligation or liability that is in any way related to such Contracts; provided, however, that the parties hereto shall be liable to each other for breach of their respective representations, warranties, covenants and indemnities under the terms of this Agreement; provided, further, that the obligations of Bank under this Agreement shall not constitute recourse to Bank for the credit risk of any Contract purchased by ACCH or any Affiliate of ACCH.


SECTION 5.        REPRESENTATIONS AND WARRANTIES OF ACCH.
                  --------------------------------------

         ACCH represents and warrants to Bank as follows:

                      (a) Organization and Standing. ACCH is a division of
                  National Auto Finance Company, Inc., a publicly held company duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified in each jurisdiction where the conduct of the ACCH Program requires such qualification.

                     (b) Authorization and Binding Obligation. ACCH has the full power and authority to execute and deliver this Agreement and to perform and comply with all terms, covenants and conditions to be performed and complied with by ACCH hereunder. The execution, delivery and performance of this Agreement by ACCH has been duly and validly authorized by all necessary action on the part of ACCH. This Agreement has been duly and validly executed and delivered by ACCH and constitutes a legal, valid and binding agreement of ACCH enforceable against ACCH in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                     (c)   Consents and Approvals; No Violation.

                           There is no requirement applicable to ACCH (that has
                  not been previously satisfied) to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any Governmental Authority or other Person in connection with the ACCH Program.

                           The execution, delivery and performance of this
                  Agreement by ACCH will not (i) violate, conflict with or result in any breach of any provision of the organizational documents of ACCH, (ii) violate, conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, agreement, indenture, lease or other instrument or obligation to which ACCH is a party or by which any of its assets may be bound, or (iii) violate or conflict with, in any material respect, any Law, order, writ, injunction, rule or decree applicable to ACCH or any of its assets.

                     (d) Governmental Authorizations. All authorizations,
                  consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by ACCH, and all notices to and filing with any Governmental Authority that are required to be made by ACCH, including in the case of each of the foregoing those pertaining to the ACCH Program and the execution of this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent order, approval, notice or filing, individually or in the aggregate for all such failures, would not have a Material Adverse Effect on ACCH. ACCH, as a division of National Auto Finance Company, Inc., operates under the authority of the Licenses, none of which is subject to any restriction or condition which could materially adversely affect the ACCH Program. The Licenses are valid for the full term thereof, are in good standing and full force and effect and are not subject to any liens, encumbrances, charges or other claims.

                     (e) Compliance with Laws. The operations of the ACCH
                  Program are in compliance in all respects with all Licenses and all applicable Laws, except to the extent that any such non- compliance, individually or in the aggregate, would not have a Material Adverse Effect on ACCH or the ACCH Program.

                     (f) Litigation. Except in the ordinary course of the
                  recovery of obligations of third parties to ACCH, no action, suit, litigation, arbitration, dispute, proceeding, governmental investigation or governmental audit is pending against, or to the knowledge of ACCH is threatened against, ACCH or any of its assets or businesses that is reasonably likely to have a Material Adverse Effect on the obligations of ACCH contemplated by this Agreement.


SECTION 6.        REPRESENTATIONS AND WARRANTIES OF BANK.
                  --------------------------------------

         Bank represents and warrants to ACCH as follows:

                     (a) Organization and Standing. Bank is a national banking
                  association duly organized, validly existing and in good standing under the laws of the United States.

                     (b) Authorization and Binding Obligation. Bank has full
                  corporate power and authority to execute and deliver this Agreement and to perform and comply with all terms, covenants and conditions to be performed and complied with by it hereunder. The execution, delivery and performance of this Agreement by Bank have been duly and validly authorized by all necessary corporate action on the part of Bank. This Agreement has been duly and validly executed and delivered by Bank and constitutes a legal, valid and binding agreement of Bank, enforceable against Bank in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                     (c)   Consents and Approvals; No Violation.

                           There is no requirement applicable to Bank (that has
                  not been previously satisfied) to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any Governmental Authority or other Person in connection with the performance of the Bank's obligations set forth in this Agreement.

                           The execution, delivery and performance of this
                  Agreement by Bank will not (i) violate, conflict with or result in any breach of any provision of the organizational documents of Bank, (ii) violate, conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, agreement, indenture, lease or other instrument or obligation to which Bank is a party or by which any of its assets may be bound, or (iii) violate or conflict with, in any material respect, any Law, order, writ, injunction, rule or decree applicable to Bank or any of its assets.

                     (d) Governmental Authorizations. All authorizations,
                  consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by Bank, and all notices to and filing with any Governmental Authority that are required to be made by Bank, including in the case of each of the foregoing those pertaining to the execution, delivery and performance of this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent order, approval, notice or filing, individually or in the aggregate for all such failures, would not have a Material Adverse Effect on Bank.

                     (e) Compliance with Laws. The execution and delivery of
                  this Agreement and the performance by Bank of its obligations under this Agreement do not violate in any respects any applicable Laws, except to the extent that any such violation, individually or in the aggregate, would not have a Material Adverse Effect on Bank.

                     (f) Litigation. No action, suit, litigation, arbitration,
                  dispute, proceeding, governmental investigation or governmental audit is pending against, or to the knowledge of Bank is threatened against, Bank or any of its assets or businesses that is reasonably likely to have a Material Adverse Effect on the obligations of Bank contemplated by this Agreement.

                     (g) Dealers and Dealer Agreements. The receipt by Bank from
                  ACCH of a referral fee pursuant to the terms of this Agreement with respect to each Referral constitutes, and shall constitute, an express representation and warranty by Bank to ACCH that the Dealer relating to such Referral satisfies each of the conditions of a "Dealer" (as such conditions are set forth in the definition of such term in this Agreement) as of the date such Referral actually closed and was funded by ACCH.


SECTION 7.        COVENANTS OF ACCH.
                  -----------------

         So long as this Agreement remains in effect, ACCH shall perform and comply with the covenants contained in this Section.

                     (a) Payment of Referral Fees. On or before the twentieth
                  (20th) day of each calendar month for the preceding calendar month during the term of this Agreement, ACCH shall pay to Bank the referral fees payable to the Bank for the previous calendar month in accordance with the terms of this Agreement and the Referral Fees Payment Schedule set forth on Schedule 1 attached hereto.

                     (b) Credit Criteria. ACCH shall deliver to Bank and to
                  Dealers the written credit criteria of ACCH which Dealers shall utilize in determining whether a particular application constitutes a Non-Prime Application. ACCH reserves the right to modify and amend, from time to time, the written credit criteria of ACCH by giving written notice to Bank and to Dealers, which modified written credit criteria shall be effective one Business Day after receipt by Bank and a particular Dealer.

                     (c) Reports. ACCH shall maintain true and complete books
                  and records of account and shall comply with the following delivery and notice requirements:

                                        (i) ACCH shall maintain and implement,
                           or cause to be maintained and implemented, administrative and operating procedures (including records evidencing its Contracts and all Applications reviewed by it) and shall keep and maintain, or cause to be kept and maintained, all documents, books, records, and other information which, in the reasonable determination of Bank, are necessary or advisable to monitor the results of the ACCH Program.

                                        (ii)Each calendar month, ACCH shall
                           furnish to Bank, for each Dealer Bank refers to ACCH,
                           (a) the number of Applications delivered to ACCH for the previous calendar month , (b) the disposition of the Applications for the previous calendar month, (c) details of funded Contracts, including dollars booked, and (d) the number of Referrals occurring in the previous calendar month.

                     (d) Inspection. At all reasonable times after written
                  notice within normal business hours, ACCH shall permit any authorized representatives designated by Bank to visit and inspect, conduct accounting reviews of, any of the properties of ACCH and their books and records solely relating to the ACCH Program, and to take abstracts therefrom and make copies thereof, and to discuss ACCH's business, financial condition and operations with the management and independent accountants of ACCH, at Bank's sole cost and expense; provided, however, that neither Bank nor any of its representatives shall conduct any such inspection more than semi- annually.


                     (e) Compliance with Laws. ACCH shall comply in all respect with all Licenses and all applicable Laws (including, without limitation, all applicable commercial/consumer Laws), except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect on ACCH or the ACCH Program.

SECTION 8.        COVENANTS OF BANK.
                  -----------------

         So long as this Agreement remains in effect, Bank shall perform and comply with the covenants contained in this Section.

                     (a) Referral of Applications. Bank shall request that its
                  Dealers promptly refer to ACCH all Applications as soon as possible after such Applications are received by such Dealer.

                     (b) Marketing. Bank shall use commercially reasonable
                  efforts to market the ACCH Program as part of, and in connection with, the Bank's general marketing efforts to Dealers and in connection with the marketing efforts of ACCH. Without limiting the foregoing, the Bank shall cause its sales representatives to introduce ACCH and the ACCH Program to each of the Dealers in good standing with the Bank on or before 180 days after the date of this Agreement.

                     (c) Records and Reports. Bank shall furnish to ACCH such
                  information concerning Dealer financial and business affairs (including without limitation sufficient information to verify the representation and warranty of Bank set forth in Section 6(g) of this Agreement) as ACCH may request.

                     (d) Inspection. At all reasonable times after written
                  notice, the Bank shall permit any authorized representatives designated by ACCH to visit and inspect, conduct accounting reviews of, any of the properties of the Bank and its books and records with respect to the Bank's obligations and representations under this Agreement and to take abstracts therefrom and make copies thereof, and to discuss Bank affairs, finances and accounts with the management, employees and independent accountants of Bank, at ACCH's sole cost and expense; provided, however, that neither ACCH nor any of its representatives shall conduct any such inspection more than semi-annually.

                     (e) Compliance with Laws. Bank shall comply in all respect with all applicable Laws (including, without limitation, all applicable commercial/consumer Laws) with respect to the performance of Bank's obligations under this Agreement, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect on Bank.

SECTION 9.        JOINT COVENANTS OF BANK AND ACCH.
                  --------------------------------

         So long as this Agreement remains in effect, Bank and ACCH shall each use commercially reasonable efforts to cooperate in performing and complying with the covenants contained in this Section.

                     (a) Plan. Bank and ACCH shall determine a plan for phased
                  implementation of the ACCH Program to Dealers in good standing with Bank on or before 180 days of the date of this Agreement.

                     (b) Priority Order of Dealers. Bank and ACCH shall
                  determine the order of priority of Dealers to whom Bank sales representatives should be introduced.

                     (c) Marketing. Bank and ACCH shall develop, market and
                  implement incentive programs, special promotions and related sales and marketing devices, as appropriate, relating to the ACCH Program.

                     (d) Confidentiality. The parties hereto acknowledge that
                  they have had, and may in the future have, access to certain confidential and proprietary information of the other in connection with or related to the ACCH Program or related to the respective parties more generally, and such information constitutes valuable, special and unique property of the parties and shall be deemed to be confidential. This information may only be used in the provision of services under this Agreement. The parties hereto agree that they will not, for any reason or purpose whatsoever, use or allow to be used any such information or reveal or disclose any such information to any Person other than the parties hereto and those agents, employees and representatives thereof to the extent that access to such information is necessary for a particular agent, employee and representative to perform such functions contemplated by this Agreement (who shall also agree not to disclose such information except as permitted by this
                  Section 9(d), except (i) as expressly consented to by all of the other parties, (ii) as required by Law, or (iii) is or becomes generally available to the public under circumstances which do not involve a breach of the terms hereof. Without limiting the generality of the foregoing provisions of this
                  Section 9(d), except as required by Law, no party hereto shall issue a press release or make other public (or private) disclosure regarding the ACCH Program arising out of this Agreement without the written consent of the other parties hereto, which written consent shall not be unreasonably withheld.


SECTION 10.       TERMINATION OF AGREEMENT.
                  ------------------------

                     (a) Termination. The term (the "Term") of this Agreement
                  shall be for an initial period of two (2) years from the date hereof, automatically renewing for successive one-year terms thereafter unless written notice of such non-renewal shall be given by either party to the other at least sixty days prior to the expiration of the then-current Term, except that this Agreement shall be terminated prior thereto upon the happening of any of the following events:

                                        (i) at any time by mutual written
                           consent of Bank and ACCH;

                                        (ii)at the Bank's election, if ACCH is
                           in default, breach or noncompliance in any respect of its representations, warranties, covenants or agreements under this Agreement and ACCH fails to cure such default, breach or noncompliance after the expiration of thirty (30) days after written notice is received by ACCH from Bank;

                                        (iii) at ACCH's election, if Bank is in
                           default, breach or noncompliance in any respect of its representations, warranties, covenants or agreements under this Agreement and Bank fails to cure such default, breach or noncompliance after the expiration of thirty (30) days after written notice is received by Bank from ACCH;

                                        (iv)after the expiration of 180 days
                           after the date of this Agreement, by either ACCH or Bank by giving written notice to the other party, provided that such termination shall not be effective until the expiration of ninety (90) days after the date of such written notice of termination; or

                                        (v) if either party makes an assignment
                           for the benefit of creditors or admits in writing its inability pay its debts when due, or if any liquidation, dissolution, bankruptcy, reorganization, insolvency, or other proceeding for the relief of financially distressed debtors is commenced by or against such party, or a receiver, liquidator, custodian or trustee is appointed for such party or a substantial part of such party's assets (but if any of the foregoing occurs involuntarily, dissolution shall not occur unless the same is not dismissed, stayed or discharged within ninety (90) days), or if an offer for relief is entered against such party under Title 11 of the United States Code.

                     (b) Procedure and Effect of Termination. In the event of
                  termination of this Agreement by either or both of Bank and/or ACCH pursuant to this Section (except for termination as a result of the expiration of the Term, in which case this Agreement shall terminate without any further action), prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate without further action by either party hereto; provided, however, that the obligations of ACCH to make payments for Referrals made during the previous month as required by Section 7 and to make such reports regarding the previous month as required by Section 7 shall survive. If this Agreement is terminated as provided in this Section 10, all written information received by a party hereto with respect to the business of the other party or its Affiliates or divisions (other than information which is a matter of public knowledge at the time of disclosure to the other party or which has been disclosed to the general public by mutual agreement of the parties or which is required to be filed as public information with any Governmental Authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever.

                           Notwithstanding anything to the contrary in this
                  Agreement, if either party is in default, breach or noncompliance in any material respect of its representations, warranties, covenants or agreements under this Agreement (and such party fails to cure such default, breach or noncompliance within the cure period set forth in this Section 10), then and in that event, the other party shall have the right to seek all remedies available to it as provided hereunder or at law or equity.
                           In addition to such continuing obligations described
                  above in this Section 10(b), the termination of this Agreement shall not discharge any party hereto from any obligation which it owes to the other party immediately prior to or as a result of such termination.


SECTION 11.       INDEMNIFICATION.
                  ---------------

                     (a) ACCH Indemnification of Bank. ACCH shall indemnify and hold harmless Bank, each of its successors and all partners, owners, officers, directors, shareholders, employees and agents of Bank and their respective Affiliates from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions of ACCH and its Affiliates pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of any such Persons taken pursuant thereto, including, without limitation, actions against Bank related to the Contracts, fees charged in connection with the Contracts, the Applications or any policies or procedures related to the Contracts or Applications, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim or if any party to a Referral of an Application alleges any actual or threatened action, proceeding or claim against Bank alleging that the execution of this Agreement as of the date first above written is in violation of any state or federal statutes, laws or regulations affecting the validity of this Agreement; provided, however, that no indemnification shall be required under this Section 11 if such acts, omissions or alleged acts or omissions constitute violations of Law (unless such violations of Law arose from acts or omissions of ACCH), fraud, gross negligence or willful misconduct by Bank or its Affiliates; and provided, further, that no indemnification shall be required for any liabilities, cost or expense of Bank and its Affiliates with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by Bank or any of its Affiliates in connection herewith to any taxing authority. Any indemnification under this Section 11 shall survive the termination of this Agreement.

                     (b) Bank Indemnification of ACCH. Bank shall indemnify and hold harmless ACCH, each of its successors and all partners, owners, officers, directors, shareholders, employees and agents of ACCH and their respective Affiliates from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions of Bank and its Affiliates pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of any such Persons taken pursuant thereto, including, without limitation, actions against ACCH related to the Contracts, the Applications or any policies or procedures related to the Contracts or Applications, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim or if any party to a Referral of an Application by Bank alleges that the execution of this Agreement as of the date first above written is in violation of any state or federal statutes, laws or regulations affecting the validity of the Agreement; provided, however, that no indemnification shall be required under this
                  Section 11 if such acts,
                  omissions or alleged acts or omissions constitute violations of Law, fraud, gross negligence or willful misconduct by ACCH or its Affiliates; and provided, further, that no indemnification shall be required for any liabilities, costs or expense of ACCH and its Affiliates with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by ACCH or any of its Affiliates in connection herewith to any taxing authority. Any indemnification under this
                  Section 11 shall survive the termination of this Agreement.


SECTION 12.       ASSIGNMENT.
                  ----------

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other.


SECTION 13.       GENERAL.
                  -------

                     (a) Entire Agreement. This Agreement embodies the entire
                  agreement and understanding of the parties hereto in respect of the subject matters hereof. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to the subject matters hereof and all letters of intent and other writings relating to such negotiations, agreements and understandings.

                     (b) Notices. Any notice, demand or request required or
                  permitted to be given under the provisions of this Agreement shall be in writing and delivered personally, by facsimile, reputable overnight courier service or by registered or certified mail to the following addresses, or to such other address as any party may request by notifying the other parties hereto:

                         To Bank:

                         U.S. Bank, N.A.
                         Dealer Financial Services
                         Mail Stop MPFP 1403
                         601 Second Avenue South
                         Minneapolis, MN 55402-4302  Telephone: (612) 973-3481
                         Attention: David J.Herpers  Facsimile: (612) 973-4436

                         To ACCH:

                         Auto Credit Clearinghouse
                         621 N.W. 53rd Street, Suite 200
                         Boca Raton, Florida  33487  Telephone: (800) 999-7535
                         Attention:  David B. Hammer Facsimile: (800) 436-4178

                     (c) Waiver. The failure of any party at any time to insist upon strict performance of any promise, agreement, or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other promise, agreement, or understanding at a future time.

                     (d) Rights of Third Parties. Nothing herein shall be
                  construed to be to the benefit of or enforceable by any Person other than the parties hereto.

                     (e) Waiver of Trial by Jury. To the maximum extent
                  permitted by law, the parties hereby waive any right that they may have to a trial by jury of any dispute (whether a claim in tort, contract, equity or otherwise) arising under or relating to this Agreement, and agree that any such dispute shall be tried before a judge sitting without a jury.

                     (f) Damages. The extent of any liability to either party
                  under this Agreement shall not exceed the amount of the consideration and referral fees received by the Bank under this Agreement. Furthermore, incidental, consequential, and punitive damages shall be prohibited.

                     (g) Legal Fees and Expenses. Should any of the parties
                  hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding, except that this Section 13(g) shall not apply in the context of an indemnification under either Section 11 or 13(o). Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance thereby, including all fees and expenses of agents, representatives, counsel and accountants.

                     (h) Severability. If any provision of this Agreement or its application to any party of circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE
                  LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO ITS LAWS PERTAINING TO CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

                     (j) Amendment and Modification. This Agreement may be
                  amended, modified or supplemented only by written agreement of Bank and ACCH and their respective successors or assigns, provided that this Section 13(j) may not be amended in any circumstance.

                     (k) Headings. The headings are for convenience only and
                  shall not affect the meaning or construction of this Agreement.

                     (l) No Partnership. The parties hereto do not intend by
                  this Agreement to create a joint venture, partnership or other entity or any agency or representative relationship between or among the parties, and no party hereto shall make any representations (written or otherwise) that implies or suggests that any such relationship exists.

                     (m) Arbitration. The term "disputes" includes, without
                  limitation, any disagreements between the parties pertaining to this Agreement. If the parties hereto are unable to resolve their disputes by negotiation, the parties hereto agree to resolve their disputes by Arbitration. Either party may commence Arbitration by sending a written Demand For Arbitration to the American Arbitration Association ("AAA") by registered or certified mail to the other party and to AAA, as Arbitrator. The Demand For Arbitration must contain a description of the dispute, the amount involved, and the remedy sought. The Arbitrator must be an individual possessing a current valid bar license and must be experienced in automobile finance matters. The Arbitrator shall be selected by agreement of the parties from lists supplied by AAA. If the parties hereto are unable to agree, AAA will provide the names of three (3) qualified Arbitrators, and each party shall strike one (1) name. The remaining Arbitrator shall serve as the Arbitrator in the Arbitration proceedings. The Arbitration shall be conducted in a mutually agreeable location in accordance with the Rules promulgated by AAA. The Arbitration shall be conducted with the widest rights of discovery as provided in applicable law by all parties, and each party shall have the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. As part of the Arbitrator's decision, the Arbitrator shall allocate the costs of Arbitration, including fees of attorneys and experts as he or she deems fair and equitable in light of all relevant circumstances, including the costs of in-house legal services provided on behalf of ACCH or Bank. The decision of the Arbitrator shall be final, binding and conclusive on all parties. The only ground for appeal shall be that the Arbitrator committed an error or errors of law and those grounds permitted for an appeal of a final arbitration award under applicable law.

                     (n) Time of Essence. With regard to all dates and time
                  periods set forth or referred to in this Agreement, time is of the essence.

                     (o) No Brokers. Each of ACCH and Bank hereby represent and warrant to the other that it has not employed any agents, finders, brokers or other such parties in connection with this transaction. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees, court costs and disbursements, which the other may sustain, incur or be exposed to by reason of any claim or claims of all agents, finders, brokers or other such parties claiming fees, commissions or other compensation arising out of the acts or omissions of the indemnifying party or claiming by, through or under such indemnifying party. This indemnification is in addition to and not in lieu of the indemnification set forth in Section 11.

                     (p) Further Assurances. The parties agree (i) to furnish
                  upon request to each other such further information, (ii) to execute and deliver to each other such other documents reasonable acceptable to such party, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in each of such agreements.

                     (q) Counterparts; Facsimile Signatures. This Agreement may
                  be executed in counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Both parties agree to accept a facsimile signature on this Agreement as an execution signature.


         IN WITNESS WHEREOF, the parties hereto have caused this Referral Agreement to be signed by their duly authorized officers as of the date first above written.


                  Auto Credit Clearinghouse, a division of

                  NATIONAL AUTO FINANCE COMPANY, INC.

                                               By:
                                                    ----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------



                                U.S. BANK, N.A.

                                               By:
                                                     ---------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                   Schedule 1


                     PROPOSED REFERRAL FEES PAYMENT SCHEDULE
                                     between
             Auto Credit Clearinghouse, a Division of National Auto
                         Finance Company, Inc. ("ACCH")
                                       and
                                 U.S. Bank, N.A.


 C. In any calendar month during the Term of the Referral Agreement, in the event that ACCH actually closes and funds less than 51 Referrals in such calendar month, then ACCH shall pay to Bank the sum of $175 per Referral in such calendar month, which payment shall be made as set forth in the Referral Agreement.

                      o In any calendar month during the Term of the Referral
                  Agreement, in the event that ACCH actually closes and funds less than 51 Referrals with a funding ratio (contracts funded to applications processed) of 10% or greater, ACCH shall pay to Bank an additional sum of $25 per Referral, and if 20% or greater, ACCH shall pay to Bank an additional sum of $25.


 D. In any calendar month during the Term of the Referral Agreement, in the event that ACCH actually closes and funds greater than 50 and less than 101 Referrals in such calendar month, then ACCH shall pay to Bank the sum of $200 per Referral in such calendar month, which payment shall be made as set forth in the Referral Agreement.

                      o In any calendar month during the Term of the Referral
                  Agreement, in the event that ACCH actually closes and funds greater than 50 and less than 101 Referrals with a funding ratio (contracts funded to applications processed) of 10% or greater, ACCH shall pay to Bank an additional sum of $25 per Referral, and if 20% or greater, ACCH shall pay to Bank an additional sum of $25.


 E. In any calendar month during the Term of the Referral Agreement, in the event that ACCH actually closes and funds greater than 100 and less than 151 Referrals in such calendar month, then ACCH shall pay to Bank the sum of $225 per Referral in such calendar month, which payment shall be made as set forth in the Referral Agreement.

                      o In any calendar month during the Term of the Referral
                  Agreement, in the event that ACCH actually closes and funds greater than 100 and less than 151 Referrals with a funding ratio (contracts funded to applications processed) of 10% or greater, ACCH shall pay to Bank an additional sum of $25 per Referral, and if 20% or greater, ACCH shall pay to Bank an additional sum of $25.

 F. In any calendar month during the Term of the Referral Agreement, in the event that ACCH actually closes and funds greater than 150 Referrals in such calendar month, then ACCH shall pay to Bank the sum of $275 per Referral in such calendar month, which payment shall be made as set forth in the Referral Agreement.

                      o In any calendar month during the Term of the Referral
                  Agreement, in the event that ACCH actually closes and funds greater than 150 Referrals with a funding ratio (contracts funded to applications processed) of 10% or greater, ACCH shall pay to Bank an additional sum of $50 per Referral, and if 20% or greater, ACCH shall pay to Bank an additional sum of $25.